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                                                                   Exhibit 3.1.3


DEAN HELLER
SECRETARY OF STATE                                          FILED
                                                     IN THE OFFICE OF THE
                                                  SECRETARY OF STATE OF THE
101 NORTH CARSON STREET, SUITE 3                       STATE OF NEVADA
CARSON CITY, NEVADA 89701-4786
(775) 684 5708                                          MAY 0 2 2000

   IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
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                                                            No: C18797-94
                                                            -------------
                                                            DEAN HELLER
                                                            SECRETARY OF STATE

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -


1. Name of corporation: Pioneer Spirit 200, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

                 That the name of the corporation be changed to:

                                Mighty Star, Ltd.


3. The vote by which the stockholders holding shares in the corporation entitlimn them to exercise at least a majority of the.voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100% *

4. Signatures (Required):

/s/ Edmund Kam Cheong Leong                  /s/ James E. Pitochelli
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President or Vice President        and       Secretary or Asst. Secretary
Edmund Kam Cheong Leong                      James E. Pitochelli

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.